Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Robert S. Schneider	Maria F. Slippen
USI Holdings Corporation	USI Holdings Corporation
914-749-8702	914-749-8511
rschneider@usi.biz	maria.slippen@usi.biz

USI Holdings Corporation Announces New Stock Repurchase Plan

BRIARCLIFF MANOR, N.Y., March 28, 2006 – USI Holdings Corporation (NASDAQ: USIH) today announced that its Board of Directors has adopted a plan that authorizes the Company to repurchase shares of its common stock up to the limits set forth within its recently announced new credit facility dated March 24, 2006. Under this new credit facility, the Company may purchase up to $20 million worth of its common stock during 2006. The amount and timing of specific repurchases will be at the discretion of USI management and subject to market conditions and other factors. Repurchases may be effectuated through open market and/or privately negotiated transactions.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “will” or words of similar meaning and include, but are not limited to, statements about the anticipated stock repurchases. These statements are based on management’s current expectations and are inherently subject to uncertainties and changes in circumstances. Detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is contained in USI’s filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

About USI Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 71 offices in 19 states. Additional information about USI may be found at www.usi.biz.